UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIRTUAL CLOSET, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2510

(Primary Standard Industrial Classification Code Number)

26-3062752

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 284-3705

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

STATE AGENT AND TRANSFER SYNDICATE, INC.

112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	4,000,000	$0.03	120,000	$4.72

(1) The offering price has been arbitrarily determined by the company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

VIRTUAL CLOSET, INC.

4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Virtual Closet, Inc. (“Virtual Closet”) and it is not presently traded on any market or securities exchange. 4,000,000 shares of common stock are being offered for sale by the company to the public.

The price per share will be $0.03. Virtual Closet will be selling all the shares and will receive all proceeds from the sale. The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is December 17, 2008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Virtual Closet, Inc.

VIRTUAL CLOSET, INC. (“Virtual Closet, “we”, “the company”) was incorporated in the State of Nevada as a for-profit company on July 22, 2008 and established a fiscal year end of September 30th. We are a development-stage company formed in order to seek business opportunities in the light manufacturing and household appliances industries specializing in the design, manufacture and sales of automated household storage systems. Since our incorporation we have been engaged in organizational activities and the initial design stages of an automated storage and retrieval device for household attic use. Our intention is to make existing technology for automated storage and retrieval systems available to the individual householder by designing and manufacturing scaled-down, lightweight versions of systems currently in use in commercial and industrial application, such as libraries, warehousing and manufacturing. Our product will allow householders to utilize the wasted storage space in their attics for automatically storing and retrieving midsized household items that would normally be stored manually in attic and crawl spaces.

We do not seek to manufacture the storage systems we design ourselves, but rather plan to contract with independent third parties to manufacture our products for us.

Since we are currently in the development stage of our plan of operations, we have not completed the design of any household storage systems, initiated our manufacturing or marketing programs or realized any revenues to date. There is no assurance that the storage systems we will design will be technically feasible to manufacture or that we can successfully market our product once it is manufactured. Further, there will be no revenues if and when we develop a proven design which is technically and economically feasible to manufacture. Rather, there will be an opportunity to earn revenues that will be realized only if we are successful in finding an independent third party manufacturer that is willing to manufacture our systems and we can obtain future financing, additional to the proceeds of this offering, in order to place our designs into commercial production. Currently, we do not have sufficient funds to enable us to complete our design or manufacturing programs. We will require financing through this offering to commence and complete these programs, as described in the Sections entitled “Description of Business” and “Management’s Discussion and Analysis of our Financial Condition and the Results of our Operations”.

As of the date of this prospectus, we have spent no funds on our design or manufacturing programs. Our intent is to complete our design program and initiate the manufacturing phase of our business plan based upon the success of this offering and a specific timetable.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 284-3705 and our fax number is (775) 313-9870. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

As of September 30, 2008, the end of our most current year end, Virtual Closet had raised $10,000 through the sale of its common stock. There is $ 9,972 of cash on hand in the corporate bank account. The company currently has liabilities of $ 3,225, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $4,200. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

Summary of the Offering by the Company

Virtual Closet has 10,000,000 shares of common stock issued and outstanding and is registering additional 4,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Virtual Closet will receive all proceeds from the sale of the common stock.

Securities being offered by the company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the company.
Offering price per share by the company.	A price, if and when the company sells the shares of common stock, is set at $0.03.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	14,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.03.

Virtual Closet may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Virtual Closet’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Virtual Closet will receive all proceeds from the sale of the common stock. If all 4,000,000 common shares being offered are sold, the total gross proceeds to the company would be 120,000.

The company intends to use the proceeds from this offering to retain engineering consultants and for the design and manufacture of the hardware and software components of our planned automated home storage systems, maintenance of the system, develop a website and working capital purposes, at an estimated total cost of $115,800.

We are paying for all the expenses associated with this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $4,200.

Termination of the offering

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Virtual Closet may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Virtual Closet has not authorized anyone to provide you with information different from that which is contained in this prospectus. The company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of September 30, 2008
Total Assets	$ 9,972
Total Liabilities	$ 3,225
Shareholder’s Equity	$ 6,747

Operating Data	July 22, 2008 (inception) through September 30, 2008
Revenue	--
Net Loss	$ 3,253
Net Loss Per Share	--

As shown in the financial statements accompanying this prospectus, Virtual Closet has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The company considers the following to be the most significant material risks to an investor regarding this offering. Virtual Closet should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

•	Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT VIRTUAL CLOSET’SABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unwilling or unable to loan or advance additional capital to Virtual Closet, we believe that if we do not raise at least $30,000 from our offering we may be unable to implement or complete our planned design program and may be required to suspend or cease business operations within 12 months of the effective date of this prospectus. Since there is no minimum or refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. Further, if we cannot raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. See Audited Financial Statements - Auditors Report.”

Virtual Closet has incurred an accumulative net loss of $ 3,253 for the period from inception to September 30, 2008 and we have had no revenue. Our ability to maintain our corporate existence and business operations is entirely dependent upon the success of this offering and our ability to obtain additional financing in the future based upon profitable operations from the commercial development of our storage system designs. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our business plans call for significant expenses in connection with the design, manufacture and sales of our planned automated home storage systems. As of July 22, 2008, 2008, we had cash in the amount of $10,000. Our current operating funds are not adequate for corporate existence over the next twelve months and they will not cover the costs of designing, manufacturing or marketing our planned storage systems. As we currently do not have any operations and since our inception we have generated no income, our ability to initiate or complete our proposed plan of operations is dependent on the success of this public offering. Further, our ability to manufacture and sale any products that we may successfully design over the period of time covered by this prospectus is entirely dependent upon our success in obtaining additional financing in the future.

Further, there will be no revenue once our design program is complete. There will be an opportunity for revenue only if we are successful in producing technically possible designs of automated storage systems that are commercially feasible to manufacture and desirable to our potential customer (the typical householder).

Currently, management cannot provide investors with an accurate estimate of the additional proceeds required to bring the products that we plan to design during the period of time covered by this prospectus into commercial production. Investors should be aware even if our design program is successful, it may be cost prohibitive to manufacture any systems based upon our designs, which would result in the total loss of any investment made in the company.

We currently do not have any arrangements for additional financing and can provide investors no assurance that we will be able to obtain future financing when required. Obtaining additional financing would be subject to a number of factors, including American Economy, market demand and prices for household appliances, customer and investor acceptance of our product line and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. See "Description of Business."

SINCE WE ANTICIPATE THAT OUR OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING ANY REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

Designing our planned household storage systems and initiating our manufacturing, marketing, sales and distribution programs will incur significant expenses into the foreseeable future prior to any sales of our planned products. Thus, the company anticipates increases in its operating expenses without realizing any revenues from its business operations.

Within the next 12 months, the increases in our operating expenses will be attributed to the cost of initiating and completing the design of the hardware and software components of our planned household storage systems, initiating the company’s sales and marketing capabilities, hiring staff and other general corporate and working capital expenses. As the design of our planned automated home storage systems will not generate any revenue, it is anticipated that over the next 12 months the company’s only source of revenue will be from the sale of the securities registered herein.

Even if our design program is successful in producing viable designs of home storage systems, the company may not be able to put such designs into commercially development and may not be able to generate any revenue. We therefore expect to incur significant losses into the foreseeable future and may never achieve profitability.

We recognize that if we are unable to generate significant revenues from the design, manufacture and sales of our planned storage systems, we will not be able to continue operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide any assurance that our storage systems will be competitive with existing household storage products or with automated systems similar to ours that may enter the consumer appliance market in the future. Thus, we may never receive enough revenue to make our business profitable. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

•	Risks Related To Our Business Model

SINCE WE HAVE NOT COMMENCED BUSINESS OPERATIONS AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Virtual Closet is a development stage company and has not begun the design our planned home storage systems. We were incorporated on July 22, 2008 and to date have been involved primarily in organizational activities and market research. Thus we have no operating history upon which to evaluate the likelihood that we will be able to operate the business successfully.

As of the date of this prospectus we have not earned any revenues. We cannot guarantee we will be successful in generating revenue in the future or in raising sufficient funds through the sale of shares to pay for our expenses. Failure to generate revenue or raise sufficient funds will cause us to go out of business, which will result in the complete loss of your investment.

THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY, WHICH COULD RESULT IN THE LOSS OF AN INVESTOR’S ENTIRE INVESTMENT.

Although the company intends to pursue a strategy of aggressively marketing its products, implementation of this strategy will depend in large part on its ability to (1) retain to engineering and manufacturing expertise required to design and manufacture desirable automated home storage systems, (2) establish a significant customer base among homeowners and maintain favorable relationships with those customers; (3) obtain adequate financing on favorable terms to fund its business; (4) maintain appropriate procedures, policies, and systems; (5) retain skilled consultants; and (6) continue to operate in the computer-controlled household appliance industry within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on its results of operations and financial condition.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS NO TECHNICAL TRAINING OR EXPERIENCE IN THE HOUESEHOLD APPLIANCE OR STORAGE SYSTEMS INDUSTRIES, WE MAY NOT BE SUCCESSFUL IN IMPLEMENTING A DESIGN, MANUFACTURING OR SALES PROGRAM.

Mr. You Ting Zhu, our sole executive officer and director, does not have formal training in the design of automated storage systems and lacks any technical training or experience in managing a household appliance company. Additionally, Mr. You Ting Zhu has never managed any company involved in starting or operating a sales program. Hence, our management may not be fully aware of many of the specific requirements related to working within our industry. Our decisions and choices may not take into account standard engineering or managerial approaches household appliance companies commonly use.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY PROVIDES HIS SERVICES ON A PART-TIME BASIS, OUR BUSINESS COULD FAIL IF HE IS UNABLE OR UNWILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS.

Mr. You Ting Zhu, our sole officer and director, has other outside business activities. Since we are in the early stages of our business, Mr. You Ting Zhu devotes only approximately ten hours per week to managing our affairs. Our operations may be sporadic and occur at times which are not convenient to Mr. You Ting Zhu, which may result in periodic interruptions or suspensions of our business plan. If the demands of our business require the full business time of Mr. You Ting Zhu, he is prepared to adjust his timetable accordingly and devote more time to our affairs. However, Mr. You Ting Zhu may not be able to devote sufficient time to the management of our business, escorting engineering tasks as and when needed. The demands of Mr. You Ting Zhu's other interests could increase in the future, with the result that he would no longer be able to devote sufficient time to the management of our business. Competing demands on Mr. You Ting Zhu's time may lead his interests to diverge from the interests of our other shareholders.

WE HAVE LIMITED EXPERIENCE IN PRODUCING HOUSEHOLD STORAGE SYSTEMS, AND WE MAY EXPERIENCE DEVELOPMENT OR MANUFACTURING PROBLEMS OR DELAYS THAT COULD LIMIT THE GROWTH OF OUR REVENUE OR INCREASE OUR LOSSES.

We have limited experience in the market for computer-controlled household storage systems, as the market is potentially vast and presently untapped, we may encounter unforeseen situations that would result in delays or shortfalls. In addition, our production processes and assembly methods may have to change to accommodate any significant future expansion of our manufacturing capacity. If we are unable to keep up with demand for our products, our revenue could be impaired, market acceptance for our products could be adversely affected and our customers might instead purchase our competitors’ products. Our inability to successfully manufacture our products would have a material adverse effect on our operating results.

THERE MAY BE ADDITIONAL COSTS THAT WERE NOT ANTICIPATED AND IT IS UNCERTAIN THAT THE COMPANY WILL BE ABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COVER THESE COSTS.

Management has used reasonable efforts to assess and predict the expenses of its design, manufacturing and sales programs. The expenses will include such items as engineering consultants, product manufacturing and testing, equipment rental, technical consultants and sales staff. However, we can offer no assurance that implementing the company’s business plan may not require more consultants, employees, capital equipment, supplies or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees or consultants (or other operating costs) may be more than management’s estimates. Our underestimation of such costs could result in sustained losses.

THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE SIGNIFICANT REVENUES OR CAN ACHIEVE OPERATING PROFITS.

We pursue the profit in our trades, nevertheless the company may be unable to develop consistent revenues or profitable operations. If we cannot make a profit, shareholders may lose their entire investment.

•	Risks Related to Legal Uncertainty

THE DESIGN, MANUFACTURE AND SALES OF OUR PLANNED PERSONAL STORAGE SYSTEMS WILL BE SUBJECT TO COMPLIANCE WITH VARIOUS GOVERNMENT REGULATIONS THAT MAY INCREASE THE ANTICIPATED COST OF OUR DESIGN, MANUFACTURING AND SALES PROGRAMS.

There are several governmental consumer safety regulations that regulate and materially restrict the design, manufacture and sales of consumer appliances, such as our planned personal storage systems, in the United States. We will be subject to the General Regulations of the Consumer Product Safety Commission and also the Consumer Product Safety Act as we conduct our design, manufacturing and sales programs. In order to comply with these regulations, we may be required to perform additional product safety testing or even product recalls. While our planned design, manufacturing and sales programs budget for regulatory compliance, there is a risk that in the future new laws and regulations may be adopted and/or existing laws may be applied to consumer products that have not as of yet been applied. New regulations could increase the costs of doing business and prevent us from manufacturing or marketing our planned personal storage devices. In addition, any legal changes may increase the company's cost of doing business within the USA. These factors may affect the financial condition of our company and ultimately harm operating results.

SHOULD WE BECOME LEGAL LIABLE FOR DAMAGES INCURRED BY HOME USERS OF OUR PRODUCTS, WE MAY BE UNABLE TO CONTINUE BUSINESS OPERATIONS.

Although we plan to design our home storage systems with the user’s safety in mind and in accordance with all consumer safety guidelines, laws and regulations, besides creating a maintenance and after sales support, the users of any storage system face certain inherent risks associated with system failures and operator errors. Should we become legal liable for damages incurred by home users of our products, we may be unable to continue business operations.

•	Risks Related To This Offering

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

Currently, our common stock is not listed on any exchange and no market exists for our stock. The company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTCBB). We may consider pursuing a listing on the OTCBB after this registration becomes effective and the company has completed its offering. However, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company’s stock. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. Thus, we cannot provide investors with any assurance that our stock will be traded or that, if traded, that a market will develop. If no market develops, the holders of our common stock may find it difficult to sell their shares and may lose all of their investment. Further, even if a market develops, our common stock may be subject to volatile price fluctuations.

IF OUR EXISITING SHAREHOLDER SELLS A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The company currently has 10,000,000 shares of its common stock issued and outstanding (all of which are owned by our only current shareholder, Mr. You Ting Zhu and is offering an additional 4,000,000 shares to the public through this prospectus. Thus, the additional shares offered by this prospectus represent only approximately 28.6% of the common shares outstanding as of the date of this prospectus. Although our common stock is presently not traded on any market or securities exchange, if a market should develop, then shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares by our existing shareholder at any price may cause the market price to fall (see “Market for Common Equity and Related Stockholder Matters” below).

SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, THEREBY DILLUTING THE COMPANY’S CURRENT SHARE HOLDERS’ EQUITY.

The company has 75,000,000 authorized shares, of which only 10,000,000 are currently issued and outstanding and only 14,000,000 will be issued and outstanding after this offering terminates. In the future, the company’s management could, without the consent of the company’s then existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford to lose the entire amount of their investment. Our business objectives are also speculative and we may be unable to realize them. Our shareholders may be unable to realize a significant, or any, return on their purchase of the offered shares and could lose the entire amount of their investment in our company. Consequently, prospective purchasers of the shares offered herein should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor before deciding to invest in our company.

INVESTORS WILL PAY MORE FOR VIRTUAL CLOSET’S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS IS WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.03 per common share as determined herein is substantially higher than the net tangible book value per share of Virtual Closet’s common stock. Virtual Closet assets do not substantiate a share price of $0.03 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange or becoming quoted on the OTC Bulletin Board.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

Funds invested in this offering will not be placed in an escrow or trust account. If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. Thus, in the event of the dissolution of the company, any proceeds realized from the liquidation of its assets will be distributed to the shareholders only after all claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied therefrom. As such, you will lose your investment as your funds will be used to pay creditors and will not be used for the design of our planned household storage systems.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 71.4% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS CORPORATE DECISIONS MAY BE CONTRARY TO THE BEST INTERESTS OF OUR OTHER STOCKHOLDERS.

You Ting Zhu, the company’s sole officer and director, currently owns 100% of our outstanding shares and will own at least 71.4% after this offering is completed, regardless of the number of shares sold. As a result, he may be able to choose all of our directors and control the direction of the company. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets and also the power to prevent or cause a change in control. Mr. Zhu’s interests may differ from the best interests of our other stockholders. Factors that could cause his interests to differ from the interests of our other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able and willing to devote to the company.

Further, since investors in this offering will be unable to change the course of our operations, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the company include a provision eliminating or limiting the personal liability of the company’s sole officer and director and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or a knowing violation of law or results in unlawful distributions to the shareholders.

All decisions regarding the management of the company’s affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company’s sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company’s sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company’s management.

•	Risks Related to Investing in Our Industry

AS THE COMPANY’S PRODUCTS ARE INTENDED FOR HOUSEHOLD USE, ANY DOWNTURN IN THE HOUSEHOLD APPLIANCE INDUSTRY WOULD REDUCE THE DEMAND FOR OUR PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

The company has identified a market in the North American home appliance industry for its automated home storage systems. Many factors could lead to a downturn in this industry and greatly reduce our potential customer base. Such factors include the current downturn in the housing industry (in terms of construction starts and house sales) and the current increase in household mortgage foreclosures in the United States of America. Any such downturn in the household appliance industry would restrict our target market and adversely affect the company’s ability to conduct its business and achieve profitability.

GENERAL COMPETITION

The company has identified a market opportunity for automated home storage and retrieval systems in the household appliance industry. Competitors may enter this segment of the household appliance industry with superior storage systems, mainly the ones which already been in the industry business, thus rendering our storage systems obsolete and nullifying our competitive advantage. There may be manufacturers in certain vertical markets, such as the manufacturers of automated industrial storage or traditional household storage systems, that have financial, technical, manufacturing or marketing capacities superior to our own or have long standing business relationships with homeowners, our primary potential customers. There can be no guarantee that such pre-existing companies will not mimic the design of our automated home storage systems. This would infringe on our customer base and have an adverse affect upon our business and the results of our operations.

TECHNOLOGICAL FACTORS

The computer-controlled home appliance industry is generally characterized by rapidly changing technology that could result in the obsolescence of the software or hardware components of our planned household storage systems. This market condition is exacerbated by the rapid technological change characterizing the development of user-friendly computer software interfaces for controlling and automating household appliances. As several companies may be expected to introduce automated household storage systems similar to those planned by the company, the ability of the company to compete will depend upon its ability to continually enhance and improve its storage systems and to provide new and innovative software interfaces for controlling them. Competitors may develop products or technologies that render those of the company obsolete or less marketable.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$30,000	$60,000	$90,000	120,000
	==========	=========	==========	==========
OFFERING EXPENSES
Legal &Accounting	2,500	2,500	2,500	2,500
Printing	200	200	200	200
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$4,200	$4,200	$4,200	$4,200

OPERATING EXPENDITURES
Mechanical Engineering Fees	12,000	27,000	40,000	50,000
Software Engineering Fees	7,500	15,500	25,000	33,500
Consulting & Drafting Services	4,000	8,000	12,000	20,000
TOTAL	23,500	50,500	77,000	103,500

MARKETING & SALES EXPENDITURES
Website Development	900	2,000	3,700	5,000
Storage System Maintenance	400	800	1,300	2,000
TOTAL	1,300	2,800	5,000	7,000

ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	1,000	2,500	3,800	5,300

TOTAL	1,000	2,500	3,800	5,300

TOTALS	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Virtual Closet and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by the company’s sole officer and director for common equity since the company’s inception on July 22, 2008. The company’s sole officer and director paid $0.001 per share, a difference of $0.029 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$0.0007
Potential gain to existing shareholders	$120,000
Net tangible book value per share after offering	$0.0088
Increase to present stockholders in net tangible book value per share after offering	$0.0081
Capital contributions	$120,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.021
Capital contributions	$120,000
Percentage of capital contributions	92.3%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.023
Capital contributions	$90,000
Percentage of capital contributions	90.0%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.025
Capital contributions	$60,000
Percentage of capital contributions	85.7%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.027
Capital contributions	$30,000
Percentage of capital contributions	75.0%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	9.1%

PLAN OF DISTRIBUTION

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional of 4,000,000 shares of its common stock for possible resale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Virtual Closet will receive all proceeds from the sale of those shares. The price per share is fixed at $0.03 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the company must be made at the fixed price of $0.03 until a market develops for the stock.

The company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Virtual Closet has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Virtual Closet will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.4% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Virtual Closet will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA, Ph.D., 2667 Camino Del Rio S. #B, California, 92108 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On July 22, 2008, Mr. You Ting Zhu, president and sole director, incorporated the company in the State of Nevada and established a fiscal year end of September 30th. The objective of this corporation is to enter into the home appliances industry. The company plans to design automated household storage systems for potential manufacture and resale.

Virtual Closet, Inc. intends to utilize the typical home owners Personal Computer to make the existing technology that controls the automated storage and retrieval systems that are currently in use in commercial and industrial applications (such as libraries, warehousing and manufacturing) available to the individual householder. Our product will allow householders to utilize the wasted storage space in their attics for storing and retrieving household items (that would normally be stored manually in attic and crawl spaces) using an automated process that they can control from their household PC operating on a standard wireless network. Once we have designed a technically and commercially feasible household storage system, we intend to contract independent third parties to manufacture our products for us. To date, the company’s operations have been limited to technical and market research and organizational activities, such as preparing this prospectus. We have not begun our design, manufacturing or sales programs. To date, no storage systems or other commercial products have been developed and we have generated no revenues from our operations.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 284-3705 and our fax number is (775) 313-9870. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

Virtual Closet has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Business of the Issuer

Virtual Closet, Inc will own and operate a website located at www.virtcloset.com. This website will feature our currently storage devices and news of any future products. Besides providing support after sales, it should have product documentation including user’s manuals, product registration, and other supporting documentation, which will also be delivered electronically from our web site in Adobe PDF format.

The company’s primary revenue stream will be derived entirely from our product sales. Out target customers are homeowners who desire to have an easy, orderly and fast way of living, have their own Personal Computers and have finished attic spaces or have installed existing products that convert unfinished attic floor space into usable storage areas.

Market Opportunity

To our present knowledge, there are currently no automated household storage systems on the consumer appliance market. As this segment of the household appliance industry is undeveloped, it is difficult to find market statistics regarding its size or potential for growth in the US. However, with over three-quarters of US households now owning Personal Computers, our research to date suggests that the market for computer-controlled personal storage systems is both untapped and potentially vast. Further specific market research will be required before a final determination of the marketability of any home storage products we successfully design or manufacture can be made.

According to Yolande Barnes, property specialist, in the article Storage Space – A growing problem, lack of storage is one of the most common causes of complaint for residents in new homes. It is a problem that raises a number of questions, both practical – as land prices rise and space standards shrink, how can more storage be provided? – and philosophical: why do some people amass more possessions than others? Is the answer related to class, profession or education? Do we need to be trained in what to throw away, and how to store our essentials? Building for Life spoke to a number of specialists in the field, in the UK and overseas, to explore these and other questions from a range of perspectives.”

She also mentions in the article: "Storage is a fundamental problem facing the housing market. Space standards are going down, and as a consequence storage and other non essential elements of housing provision are being squeezed. I suspect that there is a direct correlation between declining space standards and the growth of self-storage companies. I also imagine that there is a link between parking problems and storage needs, because so many private garages are now used for storage. Space is at such a premium that developers, and housing occupants, are making decisions about the best way to use the space that is available. Developers are less likely to devalue a property if they keep the second bathroom rather than sacrifice it to build cupboards into the spare bedroom. In general I think that developers are right not to build too much storage into properties. Flexibility is an issue here. Storage means so many different things to different people. Building customized storage solutions into properties can actually be counterproductive. In the second home market, I bet that quite a lot of built-in storage is very quickly ripped out when the property is sold to make way for the newcomers’ different needs. Lack of storage does remain an issue however. We did some research a few years ago, asking new homeowners what they thought. One of the biggest complaints was a lack of storage space. Having said this, there is little evidence to suggest that people would be prepared to pay more for buildings with storage. Where people are prepared to pay more for storage space, it clearly isn’t sufficient to cover the additional land, build costs and developer premium needed to provide it. If it was, the market would already be providing it." Source: http://www.cabe.org.uk/news - Storage Space – A growing problem.

According to Tom Vanderbilt in the article Self-Storage Nation Americans are storing more stuff than ever “...American consumerism. No other country in the world spends as much on consumer goods. As Morgan Stanley notes, in just one telling index, "Over the 1996 to 2004 period, annual growth in US personal consumption expenditures averaged 3.9% — nearly double the 2.2% pace recorded elsewhere in the so-called advanced world." The real prices of many consumer goods are as much as 50 percent less than they were a century ago. It's never been so easy for so many to amass so many consumer products. And who doesn't take pleasure from owning things? But living in a land of wants, not needs, creates its own dilemmas, as evidenced by the concurrent rise of stores like Hold Everything and the Container Store—stuff to hold stuff. Note the curious growth in the "home organization" market: reality shows like Clean Sweep and magazines like Real Simple, or, more strikingly, the robustness of the National Association of Professional Organizers, which saw a 50 percent rise in membership in the past year.” Source: http://www.slate.com

Description of our Products

The typical household contains a large, unused storage area in an unfinished attic space. Other newer homes have very low rafters and are not practical for attic storage. Although there are products for turning unfinished attic floor space into usable storage areas, other products for organizing attic spaces and also motorized lift-systems for carrying loads from the second floor into the attic space on the market, the storage and retrieval of containers of household items is still done manually. Householders require attic storage systems that are similar to industrial storage systems that automate the tasks of lifting, storing and retrieving items in small or low spaces. We intend to fill this household need and use the home owner existing Personal Computer to bring industrial control technology to the householder with our planned Virtual Closet automated household storage systems.

Our planned Virtual Closet storage system consists of an aluminum I-bean track, a motorized trolley that runs along the underside of the track and Programmable Logic Controlled electrical power supply. The track is mounted to the ceiling rafters of typical attic spaces and traverses the space in an S-shaped pattern to maximize available storage space. The PLC power supply is mounted in the room (typically, a closet) that has access the attic space via a doorway in the ceiling. It powers the trolley via an expandable/contractible length of electrical wiring and is FM radio-controlled from the user`s personal computer located anywhere in the house.

The trolley is a wheeled assembly consisting of an electric motor and drive train (that moves the trolley along the underside of the track) and an electric winch and cable assemble. The winch cable is attached to (a metal plate mounted to the top of) a storage container by an electromagnetic “hook” that is powered by electrical wires running inside the cable. The winch lifts the attached storage containers into the attic space (typically, from the second floor through the hatchway in a closet ceiling) and then carries them laterally to pre-assigned storage locations to be deposited upon the attic floor.

The system places and retrieves containers of items in an S-shaped series of linearly accessible storage locations on the attic floor. The easily installed S-shaped track maximizes the number of storage locations provided by typical attic spaces. To store a container, the user first manually affixes the container to the electro-magnetic cable “hook”. Upon a command issued from the user`s PC, the winch lifts the container through the attic doorway. The trolley then automatically traverses the track to the first vacant storage location, whence the winch lowers the container to deposit on the attic floor at that location. The PLC then switches-off the electromagnet, allowing the storage container to remain upon the attic floor in its storage location. Then the trolley mechanism returns to its initial position at the start of the track over the attic doorway.

The programmable logic controller will address storage locations by counting the number of revolutions made by the trolley drive (wheels and motor) system. Each location is assigned an address (number of revolutions) corresponding to its distance from the starting position along the track.

The PLC power supply assembly will have a low-powered FM radio receiver allowing the user to control the system through an intuitive visual interface running on a personal computer operating on a standard wireless network. The interface will control inventory items by a system of virtual “bins”, allowing a user to label a storage container and fill it with items of a designated type that the interface will remember.

For example, to store a container of Christmas decorations, the interface will allow the user to create a new virtual “bin” labeled “Xmas Decorations” and the interface associates it with the first vacant storage location. After manually attaching the container of decorations to the cable, the user commands the interface to “store” the “bin”. After the container has been stored at the associated location, the user can retrieve it simply by clicking upon the icon representing the virtual bin “Xmas Decorations”.

Marketing

Our strategy is to develop Virtual Closet`s website to improve the product disclosing and sales. We plan to do this after completely develop our storage systems. We have spent until this moment $900.00 with the development of Virtual Closet’s logo and initial webpage (www.virtcloset.com).

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the home storage system industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our products, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Virtual Closet has no permanent staff other than its sole officer and director, Mr. You Ting Zhu, who is the President and Chairman of the company. Mr. Zhu is employed elsewhere and has the flexibility to work on Virtual Closet up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the company begins selling the first storage system, it will hire independent consultants to design the system hardware and software. The company also intends to hire a computer consultant to develop the whole website while the sales reach a minimum basis (two storage system development requests).

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules  and  reports  filed as a  part  thereof.  Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is September 30th. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

VIRTUAL CLOSET, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

 2667 CAMINO DEL RIO S. PLAZA B / SAN DIEGO / CALIFORNIA 92108-3707

 TELEPHONE (858)722-5953 / FAX (858) 761-0341 / FAX  (858) 433-2979

 E-MAIL changgpark@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Virtual Closet, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Virtual Closet, Inc. (A Development Stage Company) (the Company) as of September 30, 2008 and the related financial statements of operations, changes in shareholders’ equity and cash flows for the period from July 22, 2008 (inception) to September 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual Closet, Inc. as of September 30, 2008 and the results of its operation and its cash flows for the period from July 22, 2008 (inception) to September 30, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park__

CHANG G. PARK, CPA

November 14, 2008

San Diego, CA. 92108

Member of the California Society of Certified Public Accountants

Registered with the Public Company Accounting Oversight Board

VIRTUAL CLOSET, INC.

(A Development Stage Company)

BALANCE SHEETS

September 30, 2008

ASSETS

CURRENT ASSETS
Cash	$ 9,972
TOTAL ASSETS	$ 9,972

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 3,225
TOTAL CURRENT LIABILITIES	$ 3,225

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000
Additional paid-in capital	-
Deficit accumulated during the exploration stage	(3,253)
Total stockholder’s deficit	$ 6,747
Total Liabilities and Stockholder’s Equity	$ 9,972

The accompanying notes are an integral part of these financial statements

VIRTUAL CLOSET, INC.

(A Development Stage Company)

STATEMENTS OF OPERATION

Cumulative results of operations from July 22, 2008 (date of inception) to September 30, 2008

EXPENSES

Office and general	$ (28)
Professional fees	(3,225)

NET LOSS	$ (3,253)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements

VIRTUAL CLOSET, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (July 22, 2008) TO SEPTEMBER 30, 2008

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount

Balance, July 22, 2008	-	$ -	$ -	$ -	$ -	$ -
Common stock issued for cash at $0.001 per share
September 26, 2008	10,000,000	10,000	-	-	-	10,000

Net Loss for the period ended September 30, 2008	-	-	-	-	(3,253)	(3,253)

Balance, September 30, 2008	10,000,000	$ 10,000	$ -	$ -	$ (3,253)	$ 6,747

The accompanying notes are an integral part of these financial statements

VIRTUAL CLOSET, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOW

Jul 22, 2008 (date of inception) to September 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,253)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	3,225

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(28)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000

NET INCREASE (DECREASE) IN CASH	9,972

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 9,972

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -

Income taxes	$ -

VIRTUAL CLOSET, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2008

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Virtual Closet, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $3,253. The Company was incorporated on July 22, 2008 in the State of Nevada and established a fiscal year end of September 30. The company was formed to seek business opportunities in the light manufacturing and household appliances industries specializing in the design, manufacture and sales of automated household storage systems.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

VIRTUAL CLOSET, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising fromcontractual contingencies, any contingent consideration, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in  stages (sometimes  referred to as a step acquisition) to recognize the identifiable assets

VIRTUAL CLOSET, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

and liabilities, as well as the non-controlling interest in the acquiree,at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the non-controlling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the non-controlling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the non-controlling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 161 - In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. We do not expect that the adoption of SFAS 161 will have a material impact on our financial condition or results of operation.

VIRTUAL CLOSET, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of September 30, 2008, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

VIRTUAL CLOSET, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2008

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of September 30, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

On September 26, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

NOTE 5 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of September 30, 2008 are as follows:

September 30, 2008
Net operating loss carry forward	$3,253
Effective Tax Rate	______35%
Deferred tax asset	$1,139
Less: Valuation Allowance	_______139)
Net deferred tax asset	$_________0

The net federal operating loss carry forward will expire between 2027 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

As of the date of this prospectus, we have spent no funds on the design or manufacturing of our products or programs. Our plan is to complete the development of our program and initiate the manufacturing phase of our business plan based upon the success of this offering on a specific timetable.

Within 12 months of the end of the sale of the stocks offered through this prospectus, we intend to complete the design of a technically feasible automated home storage system. Our planned operations during this period involve two phases:

In the first phase, we intend to hire a mechanical engineering firm to design the hardware components of our proposed storage systems and a software engineer to design our planned PLC controller and Windows-based user interface. We intend to develop our systems within 9 months of the end of the sale of the common stock offered through this prospectus.

The second phase, contingent upon a favorable outcome of the first phase, may be devoted to our Marketing and Sales efforts. We intend to fully develop our webpage (www.virtcloset.com) and our PDF guides for maintenance of our products. We expect to devote about 3 months, after the first phase is completed.

Results of Operations

For the period from inception through September 30, 2008, we had no revenue. Expenses for the period totaled $ 3,253 resulting in a Net loss of $ 3,253.

Capital Resources and Liquidity

As of September 30, 2008 we had $ 9,972 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Mr. Zhu has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
You Ting Zhu	56	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Mr. You Ting Zhu worked in the last five years as a Manager of Ocean Transport Department for Shanghai E & T Sankyu Logistics Co. Ltd.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Zhu other business interests and his involvement in Virtual Closet.

EXECUTIVE COMPENSATION

Virtual Closet has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (July 22, 2008) through September 30, 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
You Ting Zhu President	2008	0	0		0	0	0	0	0

We did not pay any salaries in 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS	STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
You Ting Zhu	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Virtual Closet has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Virtual Closet may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (July 22, 2008) through September 30, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
You Ting Zhu	0	0	0	0	0	0	0

At this time, Virtual Closet has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	You Ting Zhu 602-299 QUYANG RD, SHANGHAI, PRC	10,000,000	100%	71.4%	78.6%	85.7%	92.9%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	71.4%	78.6%	85.7%	92.9%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Zhu is the only “promoter” of our company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 26, 2008, we issued a total of 10,000,000 shares of common stock to Mr. You Ting Zhu, our sole officer and director, for total cash consideration of $10,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under  the Securities  Act. Under Rule 144, t he shares can be  publicly sold,  subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing Fees	$200
Transfer Agent Fees	$1,500
Accounting fees and expenses	$1,000
Legal fees and expenses	$1,500
Total	$4,205

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Virtual Closet is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

September 26, 2008

We have issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Virtual Closet, Inc., dated July 22, 2008.

Exhibit 3(ii)

Bylaws of Virtual Closet, Inc. approved and adopted on July 22, 2008.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, dated December 17, 2008, regarding the legality of the securities being registered.

Exhibit 23

Consent of Chang G. Park, CPA, Ph.D., 2667 Camino Del Rio S. #B, California, 92108, dated December 11, 2008, regarding the use in this Registration Statement of their report of the auditors and financial statements of Virtual Closet, Inc. for the period ending September 30, 2008.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Shanghai, PRC, on this 17th day of December, 2008.

VIRTUAL CLOSET, INC.

/s/ You Ting Zhu

You Ting Zhu

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ You Ting Zhu

You Ting Zhu

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

December 17, 2008